Exhibit 10.1

AMENDMENT TO ADMINISTRATIVE SUPPORT AGREEMENT

THIS AMENDMENT TO ADMINISTRATIVE SUPPORT AGREEMENT (“Amendment”) is made and entered into as of May 23, 2023 (the “Amendment Effective Date”) by and between Cartica Acquisition Corp, a Cayman Islands exempted company (the “Company”), and Cartica Acquisition Partners, LLC, a Delaware limited liability company (the “Sponsor”) (each, individually, a “Party,” collectively “the Parties”).

WHEREAS, the Parties entered into that certain Administrative Support Agreement that became effective as of January 4, 2022 (the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement as provided herein; and

WHEREAS, all defined terms in the Agreement shall have the same meaning in this Amendment;

NOW THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree to amend the Agreement as follows

1.      Amendment to Section 1. The Parties hereby completely amend and restate Section 1 of the Agreement and replace such section in its entirety with the following

Sponsor shall (i) pay to the Company’s Chief Operating Officer and Chief Financial Officer an annual cash salary of $200,000, in substantially equal periodic installments, and bonuses of up to $150,000; and (ii) make available, or cause to be made available, to the Company, at a location mutually agreed by the Parties (or any successor location of Sponsor), office space, utilities, and research, analytical, secretarial and administrative support, as may be reasonably required by the Company. In exchange therefor, the Company shall pay Sponsor $16,666.67 per month with the first payment due on or around May 31, 2023 and continuing monthly thereafter until the Termination Date

2.      No Other Amendments. Nothing in this Amendment is intended to amend any language of the Agreement other than as specifically set forth above, and the remainder of the Agreement shall be unmodified and in full force and effect

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Sponsor have executed this Amendment to Administrative Support Agreement as of the date first above written.

CARTICA ACQUISITION PARTNERS, LLC

By:	/s/ Suresh Guduru
Suresh Guduru Managing Member

CARTICA ACQUISITION CORP

By:	/s/ Suresh Guduru
Suresh Guduru Chief Executive Officer